EXHIBIT 15

June 8, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated June 8, 2005 on our review of interim financial information of Abercrombie & Fitch Co. (the “Company”) for the thirteen week periods ended April 30, 2005 and May 1, 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter ended April 30, 2005 is incorporated by reference in its Registration Statements on Form S-8 (Registration Nos. 333-15941, 333-15945, 333-60189, 333-81373, 333-60203, 333-100079, 333-107646 and 333-107648).

Very truly yours,

/s/ PricewaterhouseCoopers LLP